UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: August 9, 2010
(Date of earliest event reported)

LTC PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No)

31365 Oak Crest Drive, Suite 200 Westlake Village, CA 91361
(Address of principal executive offices)

(805) 981-8655
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

The Company issued a notice of redemption on August 10, 2010 of 37,816 shares of its 8.5% Series E Cumulative Convertible Preferred Stock representing all of the total number of outstanding shares of the Series E Cumulative Convertible Preferred Stock.  The redemption date will be September 9, 2010 and the redemption price will be $25.00 per share plus accrued and unpaid dividends for a total of $25.4191 per share.

The Company also issued a notice of partial redemption on August 10, 2010 of 2,357,686 shares of the Company’s 8.0% Series F Cumulative Preferred Stock representing forty percent (40%) of the total number of outstanding shares of the Series F Cumulative Preferred Stock.  The redemption date will be September 9, 2010 and the redemption price will be $25.00 per share plus accrued and unpaid dividends for a total of $25.3889 per share.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

99.1     Press Release issued August 9, 2010.
99.2     Notice Of Redemption To the Holders of LTC Properties, Inc. 8.5% Series E Cumulative Convertible Preferred Stock
99.3     Notice Of Partial Redemption To the Holders of LTC Properties, Inc. 8.0% Series F Cumulative Preferred Stock

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated:	August 10, 2010	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President